Exhibit 99.2

Guidewire Software, Inc. Prices Upsized $600.0 Million Convertible Senior Notes Offering

October 16, 2024

SAN MATEO, Calif.—(BUSINESS WIRE)—Oct. 15, 2024— Guidewire Software, Inc. (NYSE: GWRE) today announced the pricing of its offering of $600.0 million aggregate principal amount of 1.25% convertible senior notes due 2029 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $500.0 million aggregate principal amount of notes. The issuance and sale of the notes are scheduled to settle on October 18, 2024, subject to customary closing conditions. Guidewire also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $90.0 million aggregate principal amount of notes.

The notes will be senior, unsecured obligations of Guidewire and will accrue interest at a rate of 1.25% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2025. The notes will mature on November 1, 2029, unless earlier repurchased, redeemed or converted. Before August 1, 2029, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after August 1, 2029, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Guidewire will settle conversions in cash or a combination of cash and shares of its common stock, at Guidewire’s election. The initial conversion rate is 4.0875 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $244.65 per share of common stock. The initial conversion price represents a premium of approximately 30% over the last reported sale price of $188.19 per share of Guidewire’s common stock on October 15, 2024. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Guidewire’s option at any time, and from time to time, on or after November 5, 2027 and on or before the 20th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Guidewire’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Guidewire to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Guidewire estimates that the net proceeds to it from the offering will be approximately $583.7 million (or approximately $671.5 million if the initial purchasers exercise in full their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and Guidewire’s estimated offering expenses. Guidewire intends to use approximately $51.1 million of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below. Guidewire intends to use approximately $200.5 million of the net proceeds from the offering to retire approximately $120.9 million aggregate principal amount of its outstanding 1.25% Convertible Senior Notes due March 2025 (the “2025 Notes”) in privately negotiated transactions concurrently with the pricing of the offering. Guidewire intends to use the remainder of the net proceeds from the offering for general corporate purposes, which may include the redemption of the remaining outstanding 2025 Notes. If the initial purchasers exercise their option to purchase additional notes, then Guidewire intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below.

In connection with the retirement of a portion of the 2025 Notes, Guidewire expects some or all of the holders of the 2025 Notes that Guidewire retired may enter into or unwind various derivatives with respect to Guidewire’s common stock and/or purchase shares of Guidewire’s common stock concurrently with or shortly after the pricing of the notes. In particular, Guidewire expects that many holders of the 2025 Notes employ a convertible arbitrage strategy with respect to the 2025 Notes and have a short position with respect to Guidewire’s common stock that they would close out through purchases of Guidewire’s common stock and/or the unwinding of various derivatives with respect to Guidewire’s common stock, as the case may be, in connection with Guidewire’s retirement of the 2025 Notes. The retirement of the 2025 Notes, and the potential related market activities by selling holders of the 2025 Notes (such as purchases of shares of Guidewire’s common stock that Guidewire expects to occur in connection with the retirement transactions), could increase (or reduce the size of any decrease in) the market price of Guidewire’s common stock, which may also affect the trading price of the notes at that time. This activity could affect the market price of Guidewire’s common stock concurrently with the pricing of the notes, and could result in a higher effective conversion price for the notes Guidewire is offering.

In connection with the pricing of the notes, Guidewire entered into privately negotiated capped call transactions with certain of the initial purchasers or their affiliates and certain other financial institutions (the “option counterparties”). The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Guidewire’s common stock that initially underlie the notes. If the initial purchasers exercise their option to purchase additional notes, then Guidewire expects to enter into additional capped call transactions with the option counterparties. The cap price of the capped call transactions is initially approximately $329.33 per share, which represents a premium of 75% over the last reported sale price of Guidewire’s common stock of $188.19 per share on October 15, 2024, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to Guidewire’s common stock upon any conversion of the notes and/or offset any potential cash payments Guidewire is required to make in excess of the principal amount of converted notes, as the case may be. If, however, the market price per share of Guidewire’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Guidewire’s common stock and/or purchase shares of Guidewire’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Guidewire’s common stock or the market value of the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Guidewire’s common stock and/or purchasing or selling Guidewire’s common stock or other securities of Guidewire in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and (x) are likely to do so during any observation period related to a conversion of notes or following any repurchase of the notes by Guidewire in connection with any redemption or fundamental change and (y) are likely to do so following any repurchase of the notes by Guidewire other than in connection with any redemption or fundamental change if Guidewire elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or decrease in the market price of Guidewire’s common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Guidewire

Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. More than 570 insurance brands in 42 countries, from new ventures to the largest and most complex in the world, rely on Guidewire products. With core systems leveraging data and analytics, digital, and artificial intelligence, Guidewire defines cloud platform excellence for P&C insurers.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the completion of the offering and the retirement of the 2025 Notes, the expected amount and intended use of the net proceeds and the effects of entering into the capped call transactions and the retirement of 2025 Notes described above. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements represent Guidewire’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Guidewire’s business, including those described in Guidewire’s most recent Form 10-K filed with the Securities and Exchange Commission (the “SEC”) as well as other documents that may be filed by Guidewire from time to time with the SEC. Guidewire may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Guidewire does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

View source version on businesswire.com: https://www.businesswire.com/news/home/20241015090153/en/

Investor Contact:

Alex Hughes

+1 (650) 356-4921

ir@guidewire.com

Media Contact:

Melissa Cobb

+1 (650) 464-1177

mcobb@guidewire.com

Source: Guidewire Software, Inc.